Exhibit 4.2




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                            STOCKHOLDERS' AGREEMENT

                                  Dated as of

                                  May 1, 1996

                                  by and among

                                ALYN CORPORATION

                                      AND


          ROBIN CARDEN, ART LIANG, CHARLES ROSENBLUM, WALTER MENETREY,
           UDI TOLEDANO, STEPHEN BALOG, ROSALIE BALOG, GARY ESCANDON,
         STEPHANIE ESCANDON, FRONTIER PTY LIMITED, TRUSTEE FOR FRONTIER
        TRUST, FIRST PACIFIC CAPITAL, FRED FRAENKEL, HERBERT TURK, EDITH
           TURK, JANET TOLEDANO, JAMES M. STUART JR., JAMES M. STUART
          JR., TRUSTEE U/A DATED MAY 1, 1987 F/B/O JOHN E. STUART, AND
            JAMES M. STUART JR., JOHN E. STUART, TRUSTEES U/A DATED
          JANUARY 1, 1989 F/B/O MARY E. STUART, STEVE HOURIGAN, BERGEN
          ENTERPRISES CORP., JANET TOLEDANO, TRUSTEE U/A DATED 9/2/93
         F/B/O ALEXANDER & ANNA TOLEDANO, JUDITH GREEN, STEPHANIE BIER
           TOLEDANO, GIDEON TOLEDANO, ROBERT LAX, JENNIFER THOMPSON,
           RACHEL TURK BALTER, MIRIAM TURK, KINGDON ASSOCIATES, L.P.,
            KINGDON PARTNERS, L.P., AND M. KINGDON OFFSHORE NV, and
                        EDELSON TECHNOLOGY PARTNERS III.


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                               TABLE OF CONTENTS


Section                                                                Page

ARTICLE 1    DEFINITIONS...............................................  1

ARTICLE 2    ELECTION OF DIRECTORS; CERTAIN VOTING REQUIREMENTS .......  4
         2.1 Board of Directors of the Corporation.....................  4
         2.2 Election of Directors.....................................  4
         2.3 Initial Designees.........................................  5
         2.5 Underwritten Offering.....................................  5
         2.6 Restrictions and Limitations..............................  5

ARTICLE 3    TRANSFER OF STOCK; FIRST REFUSAL RIGHTS; THIRD PARTY
             OFFER; TAG-ALONG RIGHTS...................................  6
         3.1 No Transfer or Encumbrance Except as Herein Provided......  6
         3.2 First Refusal Rights......................................  6
         3.3 Legends...................................................  7
         3.4 Third Party Offer; Tag-Along Rights.......................  7
         3.5 Legally Binding Obligation................................  9
         3.6 Violations of this Agreement..............................  9

ARTICLE 4    REGISTRATION RIGHTS.......................................  9
         4.1 Demand Registration.......................................  9
         4.2 Incidental Registrations.................................. 11
         4.3 Form S-3.................................................. 11
         4.4 Registration Procedures................................... 12
         4.5 Registration Expenses..................................... 14
         4.6 "Market Stand-Off" Agreement.............................. 15
         4.7 Indemnification........................................... 15
         4.8 Transfer or Assignment of Registration Rights............. 16
         4.9 Rule 144 Requirements..................................... 16

ARTICLE 5    EFFECTIVE DATE AND TERM OF AGREEMENT...................... 17
         5.1 Effective Date............................................ 17
         5.2 Term...................................................... 17

ARTICLE 6    MISCELLANEOUS............................................. 17
         6.1 Specific Performance...................................... 17
         6.2 Authority................................................. 17
         6.3 Other Parties............................................. 17
         6.4 After-Acquired Shares..................................... 17
         6.5 Notice.................................................... 18
         6.6 Governing Law............................................. 19
         6.7 Section Headings.......................................... 19
         6.8 Counterparts.............................................. 19
         6.9 Effective Date............................................ 19

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Section                                                                Page

         6.10  Entire Agreement........................................ 19
         6.11  Further Assurances...................................... 20
         6.12  Amendments and Waiver................................... 20
         6.13  Successors and Assigns.................................. 20
         6.14  Severability............................................ 20
         6.15  Limited Indemnification................................. 20

Exhibits

Exhibit 1.1           Loan Agreement


Schedules

Schedule A            Toledano, Kingdon and Edelson Stockholders
Schedule B            Original Stockholders

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                            STOCKHOLDERS' AGREEMENT

          This Stockholders' Agreement, dated as of May 1, 1996, by and among Robin Carden, Art Liang, Charles Rosenblum and Walter Menetrey (each an "Original Stockholder" and collectively the "Original Stockholders"), and Udi Toledano ("Toledano"), Stephen Balog, Rosalie Balog, Gary Escandon, Stephanie Escandon, Frontier PTY Limited, Trustee for Frontier Trust, First Pacific Capital, Fred Fraenkel, Herbert Turk, Edith Turk, Janet Toledano, James M. Stuart Jr., James M. Stuart Jr., Trustee U/A Dated May 1, 1987 F/B/O John E. Stuart, and James M. Stuart Jr., John E. Stuart, Trustees U/A Dated January 1, 1989 F/B/O Mary E. Stuart, Steve Hourigan, Bergen Enterprises Corp., Janet Toledano, Trustee U/A Dated 9/2/93 F/B/O Alexander & Anna Toledano, Judith Green, Stephanie Bier Toledano, Gideon Toledano, Robert Lax, Jennifer Thompson, Rachel Turk Balter and Miriam Turk (collectively, the "Toledano Group"), (the Toledano Group, each a "Toledano Stockholder" and collectively, the "Toledano Stockholders"), Kingdon Associates, L.P., Kingdon Partners, L.P., and M. Kingdon Offshore NV (collectively, the "Kingdon Group"), (the Kingdon Group, each a "Kingdon Stockholder" and collectively, the "Kingdon Stockholders"), Edelson Technology Partners III (the "Edelson Group" or "Edelson Stockholder"), and ALYN CORPORATION, a Delaware corporation (the "Corporation"). The Toledano Stockholders, the Kingdon Stockholders, the Edelson Stockholder, and the Original Stockholders, are each referred to herein as a "Stockholder" and are collectively referred to herein as the "Stockholders".


                                R E C I T A L S:

          WHEREAS, each of the Stockholders owns Restricted Securities (as defined below) of the Corporation as of the date hereof;

          WHEREAS,  such parties  desire to promote their mutual  interests and
the  interests  of  the  Corporation  by  imposing   certain   obligations  and
restrictions on the Restricted Securities owned by the Stockholders; and

          WHEREAS, the Stockholders deem it in their best interests and in the best interest of the Corporation to provide consistent and uniform management for the Corporation and desire to enter into this Agreement in order to effectuate that purpose.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:


                                   ARTICLE 1

                                  DEFINITIONS

          1.1 As used in this Agreement, the following terms shall have the indicated meanings:


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          "Certificate  of   Incorporation"   shall  mean  the  Certificate  of
Incorporation of the Corporation, as amended and in effect from time to time.

          "Common Stock" shall mean the Common Stock of the Corporation, $.01 par value per share.

          "Edelson Stockholder" shall mean the Edelson Stockholders listed on Schedule "A" hereto, and any of their Permitted Transferees.

          "Holder" shall mean any holder (including, without limitation, a Permitted Transferee) of Restricted Securities.

          "Immediate Family" shall mean any surviving ancestor, living descendant (adopted or natural) brother, sister, spouse, sister-in-law or brother-in-law of a Stockholder, or of the spouse of such Stockholder, or any custodian or trustee for the account or benefit of any such person.

          "Kingdon Stockholder" shall mean the Kingdon Stockholders listed on Schedule "A" hereto, and any of their Permitted Transferees.

          "Loan Agreement" shall mean the Loan Agreement by and among the Corporation and the Lenders a party thereto, dated the date hereof, a copy of which is attached hereto as Exhibit 1.1.

          "Majority in Interest" shall mean the holders of 50.1% of the issued and outstanding shares of Common Stock held by any Stockholder Group.

          "Merger" shall mean the merger of Alyn Corporation, a California corporation, with and into the Corporation.

          "Original Stockholders" shall mean the Original Stockholders listed on Schedule "B" hereto, and any of their Permitted Transferees.

          "Permitted Transferee" shall mean (a) any person or entity within a particular stockholders' respective Stockholder Group, (b) in the case of an individual, the Immediate Family of such person, a trust solely for the benefit of such person and/or his Immediate Family, the estate or legal representatives of such person and any partnership, corporation or other entity wholly owned, directly or indirectly, by such person or persons, (c) in the case of a partnership, any of its partners (general and/or limited), the estates of such partners and any, partnership, corporation or other entity wholly owned by such partnership or such partners, (d) in the case of a corporation, any corporation controlled by, controlling, or under common control with such transferor corporation, provided that during the term of this Agreement such transferee corporation shall remain a corporation controlled by, controlling or under common control with such transferor corporation, (e) in the case of a trust of any of its beneficiaries, (f) with respect to any of the Toledano Group, the Kingdon Group or the Edelson Group, any person or entity who becomes a Lender (as defined in the Loan Agreement) under the Loan Agreement. For purposes of this definition, "control" shall mean (x) direct or indirect beneficial ownership of more than fifty percent (50%) of each class of voting securities of the

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controlled corporation and (y) the power to elect a majority of the Board of
Directors (or similar management committee) of the controlled corporation and
(g) any transfers permitted pursuant to the Loan Agreement. The Transferee of any capital stock in the Corporation permitted hereby, shall take his shares of capital stock subject to all of the terms, conditions and provisions of this Agreement.

          "Pro Rata According to Ownership" shall mean with respect to a Stockholder, the ratio of the number of shares of Common Stock owned by such Stockholder to the total number of shares of Common Stock owned by all Stockholders.

          "Public Company" shall mean when the Corporation has (a) closed a public offering of its capital stock pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission, or (b) the Corporation has closed a merger or other business combination with another company such that the Corporation's business continues as a publicly traded corporation.

          "Register," "registered," and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

          "Restricted Securities" shall mean (a) the shares of Common Stock held by Stockholders, (b) shares of Common Stock held by Permitted Transferees and (c) securities issued in respect of the securities referred to in classes
(a) and (b) above by way of a stock dividend, stock split or in connection with a stock combination, recapitalization, merger, consolidation or other reorganization.

          "Securities Act" means the Securities Act of 1933, as amended, or any similar federal law then in force.

          "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal law then in force.

          "Securities and Exchange Commission" includes any governmental body or agency succeeding to the functions thereof.

          "Stockholder Group" shall mean the respective persons or entities which are, collectively, Original Stockholders, Toledano Stockholders, Kingdon Stockholders or Edelson Stockholders, as the case may be.

          "Toledano Stockholder" shall mean the Toledano Stockholders listed on Schedule "A" hereto, and any of their Permitted Transferees.

          "Transfer or Transferred" shall mean any sale, transfer, assignment, pledge, hypothecation or other disposition.



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                                   ARTICLE 2

               ELECTION OF DIRECTORS; CERTAIN VOTING REQUIREMENTS

          2.1 Board of Directors of the Corporation. Pursuant to the By-Laws of the Corporation, the number of directors comprising the Corporation's Board of Directors (the "Board") has been fixed by resolution of the Board at (i) five
(5) while any portion of the Corporation's indebtedness under the Loan Agreement remains outstanding, and (ii) thereafter, at six (6). Each of the Stockholders shall take such action as is necessary and appropriate, including, without limitation, the voting of shares of Common Stock owned or controlled by such Stockholder on all of the matters set forth in this Article 2 on which the Stockholders of the Corporation vote.

          2.2 Election of Directors.

          (a) Immediately upon receiving notice of any stockholders' meeting at which members of the Board are to be elected, the Stockholders shall designate candidates as follows:

                 (i) the Toledano  Group shall be entitled to designate
                     one (1) candidate for election to the Board,

                (ii) the  Kingdon  Group  shall be  entitled  to
                     designate one (1) candidate for election to the Board,

               (iii) the  Edelson  Group  shall be  entitled  to
                     designate one (1) candidate for election to the Board, and

                (iv) the Original Stockholders, shall be entitled to
                     designate two (2) (three (3) if the number of directors has been increased to six (6) pursuant to
                     Section 2.1) candidates for election to the Board.

          (b) Each Stockholder hereby binds itself to vote its shares of Common Stock for, or give its written consent to, the election of the candidates designated by the Original Stockholders, the Toledano Stockholders, the Kingdon Stockholders and the Edelson Stockholders as set forth in Section 2.2(a) and in conformance with the By-laws of the Corporation.

          (c) In the event any director ("Director") elected to the Board after being designated as a candidate for membership pursuant to this Section 2.2 dies, resigns, is removed or otherwise ceases to serve as a member of the Board, the Corporation shall give notice thereof to the Stockholders having designated such Director, either the Original Stockholders, the Toledano Stockholders, the Kingdon Stockholders or the Edelson Stockholders, as the case may be, and such Stockholders agree to designate a successor and notify the Corporation of their selection.

          (d) Any designation pursuant to this Article 2 shall be in writing and shall be signed by a Majority in Interest with respect to the Original Stockholders, the Toledano

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Stockholders, the Kingdon Stockholders or the Edelson Stockholders with respect to their respective designees.

          (e) Each Stockholder agrees to cast its votes for, or give its written consent to, the removal with or without cause, of any designee on the Board pursuant to this Article 2 at any time upon receipt of instructions in writing to such effect, signed by a Majority in Interest with respect to the Original Stockholders, the Toledano Stockholders, the Kingdon Stockholders or the Edelson Stockholders with respect to their respective designees.

          2.3 Initial Designees. The initial designee of the Toledano Stockholders pursuant to Section 2.2 is Udi Toledano. The initial designees of the Original Stockholders pursuant to Section 2.2 are Robin Carden and Walter Menetrey. The initial designee of the Kingdon Stockholders pursuant to Section
2.2 is Michael Markbreiter. The initial designee of the Edelson Stockholders pursuant to Section 2.2 is Harry Edelson.

          2.4 Transferees. It shall be a condition to the transfer of any shares of Common Stock or any Restricted Securities that the transferee thereof agrees to be bound by the provisions of this Agreement. The transferee shall become a member of the Stockholder Group, if any, to which his transferor belongs or belonged under this Agreement and shall be entitled to participate with the other members of such Stockholder Group in selecting candidates for the Board, if permitted to do so under this Agreement.

          2.5 Underwritten Offering. Each of the Stockholders unconditionally agrees to cause its respective designee(s) to resign from the Board at the written request of an underwriter or underwriters of an underwritten offering of any capital stock of the Corporation. Each affected Stockholder shall have the right to designate a replacement designee subject to the approval of the underwriter or underwriters, which approval shall not be unreasonably withheld.

          2.6 Restrictions and Limitations. The Corporation shall not, without the vote or written consent of the holders of sixty percent (60%) in voting power of all then outstanding shares of Common Stock:

          (a)  Incur  any   indebtedness   for  money   borrowed,   other  than
indebtedness under the Loan Agreement, in excess of $ 1.0 million;

          (b) Authorize or issue, or obligate itself to issue, any additional shares of its capital stock or securities convertible into or exchangeable for its capital stock, unless (i) the gross proceeds to the Corporation from such issuance do not exceed $1.0 million, or (ii) the effective cash price per share received by the Corporation from such issuance exceeds $100.00 (adjusted for changes in capitalization after the effective date of this Agreement) provided, however, that if such shares are acquired by the Toledano, Kingdon and/or Edelson Stockholders and/or an affiliate of any such stockholder, they shall be voted as to all matters set forth in this Section 2.6 in accordance with the vote or written consent of a majority of the Original Stockholders;

          (c) Authorize or enter into any merger or consolidation of the Corporation with or into any other corporation or entity (except with or into a wholly-owned subsidiary of

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the Corporation, provided such merger or consolidation does not vary the equity interests of the Stockholders in the Corporation), or authorize or enter into the sale of substantially all of the assets of the Corporation; or

          (d) Amend the certificate of incorporation or the by-laws of the Corporation in any manner which adversely affects the Original Stockholders.

                                   ARTICLE 3

                   TRANSFER OF STOCK; FIRST REFUSAL RIGHTS;
                      THIRD PARTY OFFER; TAG-ALONG RIGHTS

          3.1 No Transfer or Encumbrance Except as Herein Provided. Except in connection with the Corporation becoming a Public Company, as described in
Section 1, or sales of securities of the Corporation under Rule 144 under the Securities Act, or as otherwise permitted or required by this Agreement, each Stockholder agrees that it will not, except in the case of a transfer to a Permitted Transferee, directly or indirectly, sell, assign, exchange or otherwise dispose of or transfer, including, without limiting the generality of the foregoing, by gift, bequest, pledge, hypothecation or otherwise, any of the shares of Common Stock or any other equity securities of the Corporation (or any interest therein), whether presently owned or hereafter acquired from another stockholder of the Corporation or by stock dividend, split up, exchange, combination, reclassification, reorganization, consolidation, merger or otherwise.

          3.2 First Refusal Rights.

          (a) Except for the issuance of Common Stock, (i) in connection with the Corporation becoming a Public Company; or (ii) in connection with employee or management stock plans or programs approved by the Board (x) which shall not exceed in the aggregate at any one time ten (10%) of the issued and outstanding shares of Common Stock, and (z) shall not be at a price per share less than the initial public offering price per share of Common Stock sold in connection with the Corporation becoming a Public Company, all Common Stock issued by the Company after the date hereof shall be first offered for sale to each Stockholder Pro Rata According to Ownership. Each Stockholder will be entitled to purchase such stock or securities at the same price and on the same terms as such stock or securities are to be offered to any other persons.

          (b) Subject to subparagraph (c) of this Section 3.2, each Stockholder must exercise its purchase rights hereunder within 30 days after receipt of written notice from the Corporation describing in reasonable detail the stock or securities being offered, the purchase price thereof, the payment terms and such Stockholder's percentage allotment Pro Rata According to Ownership. If all of the stock and securities offered to the Stockholders is not fully subscribed by all of the Stockholders, the remaining stock and securities will be reoffered to the Stockholders that have purchased their full allotment upon the terms set forth in this Section 3.2, except that those Stockholders must exercise their additional purchase rights within ten (10) days after receipt of such reoffer. If any of the shares of Common Stock remain unpurchased after such ten (10) day period, then the Stockholders may purchase an amount greater than their pro rata amount as such Stockholders may agree among themselves,

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provided  however,  such  Stockholders must consummate that purchase  within five (5) days after that tenth (10) day after  receipt of such reoffer.

          (c) Upon the expiration of the offering periods described above, the Corporation will be free to sell such stock or securities which Stockholders have not elected to purchase during the 60 days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to the Stockholders. Any stock or securities offered or sold by the Corporation to non-Stockholders after such 60-day period must be reoffered to the Stockholders pursuant to the terms of this Section 3.2.

          3.3 Legends. Each certificate for the Restricted Securities will be imprinted with a legend substantially in the following form (the "Securities Act Legend") until such securities have ceased to be Restricted Securities:

          "The shares of Common Stock represented by this certificate have not been registered under the Securities Act of 1933, as amended, or under any state securities laws. The sale, assignment, transfer, pledge, encumbrance or other disposition of the shares of Common
          Stock represented by this certificate is subject to certain restrictions and conditions specified in a Stockholders' Agreement, dated as of May 1, 1996, among the issuer (the "Corporation") and the holders of its Common Stock, and the Corporation reserves the right to refuse the transfer of such shares of Common Stock until such restrictions and conditions have been fulfilled with respect to such sale, assignment, transfer, pledge, encumbrance or other disposition. A copy of such restrictions and conditions will be furnished by the Corporation to the holders of its Common Stock upon written request and without charge."

          3.4 Third Party Offer; Tag-Along Rights. Except with respect to Permitted Transferees, if a Stockholder (the "Stockholder Offeree") receives a bona fide written offer (the "Offer") from a potential transferee or one or more potential transferees acting in concert (the "Offeror") to purchase any or all of the shares of Common Stock owned by the Stockholder Offeree and such Stockholder Offeree shall propose to accept such Offer, the Stockholder Offeree shall comply with the appropriate provisions of this Section 3.4 prior to taking any such action.

          (a) The Stockholder Offeree shall give a notice (the "Third Party Notice") to the Corporation and the other Stockholders (the "Other Stockholders") stating that he or it proposes to effect such transaction, the name and address of the Offeror, the price to be paid by the Offeror (the "Offeror Price"). The Third Party Notice shall be accompanied by copies of the documents or other evidence hereinafter specified in Sections 3.4(a)(i) and
(iii). No Stockholder shall have any right to give Third Party Notice pursuant to this Section 3.4 unless all of the following conditions shall be met:

          (i) The Offeror shall have delivered to the Stockholder Offeree a copy of the Offer signed by the Offeror, offering to effect the proposed transaction on or before a date 60 days from the date of the Offer, subject only to the following conditions: an Offer may be conditioned on (1) the truth as of the closing of the transactions contemplated by the Offer of representations and warranties reasonably acceptable to

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the Stockholder Offeree and its counsel and (2) the delivery of a customary legal opinion.

          (ii) The Third Party Notice shall propose an Offeror Price wholly in cash; and

          (iii) The Offeror shall furnish reasonable evidence as to the Offeror's financial ability to consummate the proposed purchase.

          (b) The Other Stockholders shall have a period of 30 days after the giving of the Third Party Notice (the "Election Period") within which to exercise the option set forth in Section 3.4(c).

          (c) The Other Stockholders shall, as a group, have the right to purchase from such Stockholder Offeree all (but not less than all) of the Common Stock of the Stockholder Offeree subject to the Offer at the purchase price and on the terms set forth in the Offer. Each of the Other Stockholders shall cooperate with each other in determining whether or not each Other Stockholder wishes to purchase the Stockholder of the Stockholder Offeree. If more than one Other Stockholder elects to purchase such shares of Stockholder under this Section 3.4(c), such Other Stockholder shall purchase such shares of Common Stock on a pro rata basis equal to the ratio of the shares of Common Stock owned by such Other Stockholders which elect to purchase hereunder to the total number of shares of Common Stock owned by all Other Stockholders who elect to purchase hereunder unless otherwise agreed among such Other Stockholders. The Other Stockholders that elect to purchase the Common Stock from the Stockholder Offeree shall notify the Stockholder Offeree in writing during the Election Period of the number of shares that each such Other
Stockholder shall purchase. Such written notification shall operate as a binding commitment on each such Other Stockholder to purchase all of the shares of Common Stock that such Other Stockholder elects to purchase. If an effective election is made under this Section 3.4(c) to purchase all (but not less than all) of the shares of Common Stock of the Stockholder Offeree subject to the Offer the Stockholder Offeree shall sell the Common Stock to the Other Stockholders at the offeree Price and other terms and conditions of the Offer as provided above within sixty (60) days after the giving of the Third Party Notice.

          (d) Subject to Section 3.4(e), if no effective election is made to purchase shares of Common Stock under Section 3.4(c), the Stockholder Offeree may sell its shares of Common Stock subject to the Offer at the Offeree Price and on the other terms and conditions of the Offer within sixty (60) days after receipt of the Offer. If the shares of Common Stock are not sold in accordance with the terms of the Offer within sixty (60) days of the date of the Offer, any such sale shall again be subject to the terms and conditions of this
Section 3.4.

          (e) Notwithstanding anything to the contrary in Section 3.4 of this Agreement, with respect to any proposed sale of shares of Common Stock by a Stockholder(s) to an Offeror pursuant to Section 3.4 for at least twenty-five
(25%) percent of the Common Stock issued and outstanding, each other Stockholder (other than the Stockholder Offeree(s) shall have the right to participate in such sale by requiring the Offeror to purchase from each of them up to the number of whole shares of Common Stock as the shares of Common Stock subject to the Offer owned by such other Stockholder(s) equalling (on a class of shares of Common Stock basis to the extent applicable) the number derived by multiplying the total

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



number of such other Stockholder'(s) shares of Common Stock by a fraction, the numerator of which is the total number of the Stockholder Offeree(s) shares of Common Stock to be purchased by the Offeror and the denominator of which is the total number of shares of Common Stock owned by the Stockholder Offeree(s). Any shares of Common Stock purchased from other Stockholders pursuant to this
Section 3.4(e) shall be at the Offeree Price and on the other terms and conditions of the Offer. Any other Stockholder desiring to exercise this participation right may exercise such right by delivery of a written notice ("Participation Notice") to the Company and the Stockholder Offeree(s) within fifteen (15) days following the first thirty (30) days of the Election Period. In the event a Participation Notice is delivered during the time period required above, the Offeree shall purchase the shares of Common Stock subject thereto at the same time and on the same terms and conditions as the Stockholder Offeree'(s) shares of Common Stock are purchased pursuant to
Section 3.4(e). In the event that the Offeree does not purchase such other Stockholder shares of Common Stock on the same terms and conditions, then the sale by the Stockholder Offeree(s) to such third party shall be invalid.

          3.5 Legally Binding Obligation. The giving of Notice and the making or failing to make an election within the stated period, in each case as provided in Section 3.4, shall create a legally binding obligation to buy or sell, as the case may be, subject shares of Common Stock as provided in such
Section 3.4. No transfer of shares of Common Stock pursuant to this Article 3 shall be effective unless and until the transferee shall execute and deliver to the Company an appropriate instrument in which such transferee agrees to be bound by the terms of this Agreement and to observe and comply with this Agreement and with all obligations and restrictions imposed hereby.

          3.6 Violations of this Agreement. For purposes of this Article 3, any party who has failed to give notice of the election of an option hereunder within the specified time period will be deemed to have waived his rights in such option on the day after the last day of such period. Any sale, assignment, transfer, pledge, encumbrance or other disposition made in violation of Article 3 of this Agreement shall be null and void. The Corporation shall not be required (a) to transfer on its books any securities of the Corporation transferred in violation of any provisions of this Agreement or (b) to treat as owner of such securities, or to accord the right to vote as such owner, or to pay dividends to, any transferee to whom such securities are transferred in violation of this Agreement.


                                   ARTICLE 4

                              REGISTRATION RIGHTS

          4.1 Demand Registration.

          (a) At any time after the first to occur of (x) the first day of the ninth (9th) month after the date of the Corporation becoming a Public Company, or (y) March 31, 1998, the Stockholders may, upon an affirmative vote of no less than 20% of all outstanding Common Stock owned by the Stockholders, request that the Corporation effect the registration under the Securities Act of the Stockholders' Restricted Securities and specifying the intended method of disposition thereof and whether or not such requested registration is

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



to be an underwritten offering (such notice is hereinafter referred to as an "Stockholder Request"), the Corporation will promptly, upon receipt of such Stockholder Request, give written notice of such requested registration to all other Holders of Restricted Securities and thereupon the Corporation will, as expeditiously as possible, use its best efforts, to effect the registration under the Securities Act on Form S-1 or other appropriate form of:

          (i) the Restricted Securities which the Corporation has been so requested to register by such Stockholder Request; and

          (ii) all other Restricted Securities which the Corporation has been requested to register by any other Holders by written request given to the Corporation within 30 days after the giving of such written notice by the Corporation (which request shall specify the intended method of disposition of such Restricted Securities), all to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Restricted Securities so to be registered.

provided, however, that the Corporation shall not be obligated to undertake more than one registration statement pursuant to this Section 4.1.

          (b) Subsequent to the requests made pursuant to Section 4.2(a) hereof, the Corporation shall use its best efforts to achieve such effectiveness promptly. The Corporation may postpone the filing of any registration statement required hereunder for a reasonable period of time, not to exceed ninety (90) days, but no more than once in any twelve (12) month period, if (i) the Corporation has been advised by legal counsel that such filing would require the disclosure of a material transaction, or other factor, and the Corporation determines reasonably and in good faith that such disclosure would have a material adverse effect on the Corporation; or (ii) in the good faith determination of the Corporation's Board of Directors, the Corporation will be materially and adversely affected by the required registration.

          (c) Holders shall have the right, by giving written notice to the Corporation within 20 days after the Corporation provides its notice, to elect to have included in such registration such of their Restricted Securities as such Holders may request in such notice of election, subject to the approval of the underwriter managing the offering.

          (d) Registrations under this Section 4.1 shall be on such appropriate registration form of the Commission (i) as shall be selected by the Corporation and as shall be reasonably acceptable to the Holders of more than 20% (by number of shares) of the Stockholders' Restricted Securities so to be registered and (ii) as shall permit the disposition of such Restricted Securities in accordance with the intended method or methods of disposition specified in their request for such registration. The Corporation agrees to include in any such registration statement all information which Holders of Restricted Securities being registered shall reasonably request.

          (e) If a requested registration pursuant to this Section 4.1 involves an underwritten offering, the underwriter or underwriters thereof shall be selected by the Holders of more than 51% (by number of shares) of the Stockholders' Restricted Securities to be so registered, subject to the Corporation's approval which will not be unreasonably withheld. The

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



Corporation shall enter into an underwriting agreement in customary form with such underwriter.

          (f) If a requested registration pursuant to this Section 4.1 involves an underwritten offering, and the managing underwriter shall advise the Corporation in writing (with a copy to each Holder of Restricted Securities requesting registration) that, in its opinion, the number of shares proposed to be included in such offering should be limited due to market conditions, the Corporation will include in such registration, to the extent of the number which the Corporation is so advised can be sold in such offering, Restricted Securities requested to be included in such registration, pro rata among the Holders requesting such registration on the basis of the percentage of the Restricted Securities of the Corporation held by the Holders which have requested that such Restricted Securities be included.

          4.2 Incidental Registrations.

          (a) If at any time after a Public Offering the Corporation proposes to register any of its securities under the Securities Act on a registration statement (other than an S-8 form or in a Rule 145 transaction, whether of its own accord or at the request or demand of any Holder of such securities, and if the registration form proposed to be used may be used for the registration of Restricted Securities, the Corporation will thereupon give prompt written notice to the Holders of Restricted Securities of its intention to proceed with the registration (hereinafter the "Incidental Registration"), the Corporation will use its best efforts to cause all such Restricted Securities, the Holders of which have so requested the registration thereof, to be included in such Incidental Registration.

          (b) If an Incidental Registration is in connection with an underwritten public offering, and if the managing underwriters advise the Corporation in writing that in their opinion the amount of securities requested to be included in such registration (whether by the Corporation or Holders) exceeds the amount of such securities which can be sold in such offering, the Corporation will include in such offering the amount of securities requested to be included which in the opinion of such underwriters can be sold as follows:
(i) first, all the shares shall be included which are proposed to be sold by the Corporation; (ii) if shares can still be included, the number of shares of capital stock that may be included shall be allocated among all Holders of Restricted Securities in proportion, as nearly as practicable, to the respective amounts of shares of stock which they had requested to be included in such registration at the time of filing the registration statement.

          (c) No Holder of Restricted Securities may participate in any underwritten Incidental Registration unless such Holder (i) agrees to sell such Restricted Securities on the basis provided in any underwriting arrangement approved by the Corporation and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting arrangements and other documents required under the terms of such underwriting arrangements.

          4.3 Form S-3. If the Corporation becomes eligible to use Form S-3 under the Securities Act or a comparable successor form, the Corporation shall use its best efforts to continue to qualify at all times for registration on Form S-3 or such successor form. At any time and from time to time after the Corporation becomes eligible to use Form S-3 or such successor form, the Holders of an aggregate of not less than the lesser of 20% of the number

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



of Restricted Securities then outstanding or shares proposed for sale under such Form S-3 having a fair market value of at least one million dollars ($1,000,000), shall have the right to request and have effected a registration of shares of Restricted Securities on Form S-3 or such successor form for a public offering of shares of Restricted Securities (such requests shall be in writing and shall state the number of shares of Restricted Securities to be disposed of and the intended method of disposition of such shares by such Holder or Holders). The Corporation shall use its best efforts to achieve such effectiveness as promptly as is reasonably practicable. The Corporation may postpone the filing of any registration statement required hereunder for a reasonable period of time, not to exceed ninety (90) days but no more than once in any twelve (12) month period, if (i) the Corporation has been advised by legal counsel that such filing would require the disclosure of a material transaction or other factor and the Corporation determines reasonably and in good faith that such disclosure would have a material adverse effect on the Corporation; or (ii) in the good faith determination of the Corporation's Board of Directors, the Corporation would be materially and adversely affected by the required registration. The Corporation shall give notice to all Holders of the receipt of a request for registration pursuant to this Section 4.3 and shall provide a reasonable opportunity for such Holders to participate in the registration. Subject to the foregoing, the Corporation will use its best efforts to effect promptly the registration of all Restricted Securities on Form S-3 or such successor form to the extent requested by the Holders thereof for purposes of disposition. Subject to the foregoing, if so requested by any Holder in connection with a registration under this Section 4.3, the Corporation shall use its best efforts to take such steps as are required to register such Holder's Restricted Securities for sale on a delayed or continuous basis under Rule 415, and to use its best efforts to keep such registration effective for a period of not less than two (2) years or such shorter period until all of such Holder's Restricted Securities registered thereunder are sold. Notwithstanding the foregoing, the Corporation shall not be required to effect a registration under this Section 4.3 if, in the unqualified opinion of counsel for the Corporation reasonably acceptable to such Holders, such Holders may then sell all Restricted Securities proposed to be sold in the manner proposed without registration under the Securities Act and without any restrictions as to volume or manner of sale.

          4.4 Registration Procedures. In connection with any registration of any Restricted Securities under the Securities Act as provided in this Article 4, the Corporation will:

          (a) prepare and file with the Securities and Exchange Commission a registration statement, and use its best efforts to keep such registration statement effective for a period of not less than six months or such shorter period in which the disposition of all securities in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement shall be completed and to comply with the provisions of the Securities Act (to the extent applicable to the Corporation) with respect to such disposition;

          (b) prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

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

          (c) furnish to each seller of such Restricted Securities and any underwriter (i) at least 7 days prior to the filing thereof with the Commission, a copy of the registration statement in the form which the Corporation proposes to file with the Commission and not later than the effective date thereof, a copy of any and all amendments to such registration statement, (ii) within 5 days of the filing thereof with the Commission, a copy of all post-effective amendments to such registration statement; and (iii) such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and the final prospectus), and (iv) such other documents as such seller or any underwriter may reasonably request in order to facilitate the disposition of the Restricted Securities owned by such seller;

          (d) provide a transfer agent and registrar for all such Restricted Securities covered by such registration statement not later than the effective date of such registration statement;

          (e) notify each Seller of the entry of any stop order suspending the effectiveness of such registration statement or the initiation of any proceeding for that purpose, and, if such stop order should be entered, use its best efforts promptly to cause such stop order to be lifted or removed.

          (f) notify each seller of such Restricted Securities and any underwriter at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading; each seller will immediately upon receipt of such notice of the occurrence of such event discontinue its disposition of the Restricted Securities pursuant to the registration statement until its receipt of a supplement or amendment to such prospectus which shall cause such prospectus not to contain an untrue statement of a material fact or not to state any fact necessary to make the statements therein not misleading, and if so directed by the Corporation will then deliver to the Corporation all copies other than permanent file copies of the prospectus covering such Restricted Securities which was current at the time of receipt of such notice;

          (g) cause all such Restricted Securities to be listed on each securities exchange on which the same class of securities issued by the Corporation is then listed;

          (h) if the Incidental Registration is in connection with an underwritten distribution, enter into such customary agreements (including an underwriting agreement in customary form) and take all such other actions as is reasonably required in order to expedite or facilitate the disposition of such Restricted Securities;

          (i) make available for inspection by any seller of Restricted Securities, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Corporation, and cause the Corporation's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

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


          (j) use its best efforts to register or qualify all Restricted Securities and other securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as each seller thereof shall reasonably request, to keep such registration or qualification in effect for so long as such registration statement remains in effect, and take any other action which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such seller, except that the Corporation shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not, but for the requirements of this subdivision (i), be obligated to be so qualified;

          (k) furnish to each seller of Restricted Securities a signed counterpart, addressed to such seller, except as provided in (2) below (and the underwriters, if any), of,

               (1) an opinion of counsel for the Corporation, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), reasonably satisfactory in form and substance to such seller, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) as are customarily covered in opinions of issuer's counsel delivered to the underwriters in underwritten public offerings, and such other legal matters as such seller (or the underwriters, if any) may reasonably request, and

               (2) a "comfort" letter, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), signed by the independent public accountants who have certified the Corporation's financial statements included in such registration statement, addressed to each seller, to the extent the same can be reasonably obtained, and addressed to the underwriters, if any, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and with respect to events subsequent to the date of such financial statements, as are customarily covered in accountants' letters delivered to the underwriters in underwritten public offerings of securities and such other financial matters as such seller (or the underwriters, if any) may reasonably request;

          (l) otherwise use its best efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security Holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act; and

          (m) take all such other actions as the Holders of a majority of the Restricted Securities being sold and the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Restricted Securities (including without limitation effecting a stock split or combination of shares).

          4.5 Registration Expenses. All expenses incurred by the Corporation in complying with this Article 4, including without limitation (i) all registration and filing fees

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


(including all expenses incident to filing with the National Association of Securities Dealers, Inc.), (ii) all printing expenses, (iii) all fees and disbursements of counsel and accountants for the Corporation and one counsel for the Holders of the Restricted Securities being sold, (iv) all blue sky fees and expenses and (v) the expense of any audits, review or due diligence incident to or required by any such registration, shall be paid by the Corporation. Notwithstanding the foregoing, all underwriting discounts and selling commissions applicable to sales of Restricted Securities in connection with any registration shall be borne by such persons who are selling Restricted Securities pursuant to such registration statement pro rata in proportion to the dollar value of the shares of Restricted Securities being sold by each such seller.

          4.6 "Market Stand-Off" Agreement. Each Holder of Restricted Securities agrees that, if requested by the Corporation and any underwriter of Common Stock (or other securities) of the Corporation, it will not effect any public sale or distribution of any Common Stock of the Corporation, including any sale pursuant to Rule 144 under the Securities Act, held by it during the 90-day period (180-day period in the case of the Company's initial public offering) following the effective date of a registration statement of the Corporation filed under the Securities Act, except for shares which are the subject of such registration statement, provided that all Holders of more than five percent (5%) of the Common Stock and officers and directors of the Corporation enter into similar agreements. Such agreement shall be in writing in a form reasonably satisfactory to the Corporation and such underwriter. The Corporation may impose stop-transfer instructions with respect to the shares (or securities) subject to the foregoing restriction until the end of such 90-day (or 180-day) period.

          4.7 Indemnification.

          (a) The Corporation hereby agrees to indemnify, to the extent permitted by law, each Holder of Restricted Securities, its officers and directors, if any, and each person, if any, who controls such Holder within the meaning of the Securities Act, against all losses, claims, damages, liabilities and expenses (under the Securities Act or common law or otherwise) caused by any material untrue statement of a material fact contained in any registration statement or prospectus or other document (including any related registration statement, notification or the like) incident to registration or qualification or compliance in connection therewith (and as amended or supplemented if the Corporation has furnished any amendments or supplements thereto) or any preliminary prospectus or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Corporation of the Securities Act or any rule or regulation thereof applicable to the Corporation and relating to action or inaction required of the Corporation in connection with any registration, qualification or compliance, except insofar as such losses, claims, damages, liabilities or expenses are caused by any untrue statement contained in or by any omission or alleged omission from information furnished to the Corporation by such Holder in connection with a registration, provided the Corporation will not be liable pursuant to this subparagraph if such losses, claims, damages, liabilities or expenses have been caused by any selling Holder's failure to deliver a copy of the registration statement or prospectus, or any amendments or supplements thereof, after the Corporation has furnished such Holder with a sufficient amount of copies of the same.

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



          (b) In connection with any registration statement in which a Holder of Restricted Securities is participating, each such Holder shall furnish to the Corporation in writing such information as is reasonably requested by the Corporation for use in any such registration statement or prospectus and shall indemnify, to the extent permitted by law, the Corporation, its directors and officers and each person, if any, who controls the Corporation within the meaning of the Securities Act, against any losses, claims, damages, liabilities and expenses resulting from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in the registration statement or prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein not misleading, but only to the extent such losses, claims, damages, liabilities or expenses are caused by an untrue statement or alleged untrue statement contained in or by an omission or alleged omission from information so furnished by such Holder in connection with the registration.

          (c) Each party entitled to indemnification under this Section 4.7 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense. Omission so to notify the Indemnifying Party will release the Indemnifying Party from any liability which it may have to any Indemnified Party under this paragraph (but only if it was prejudicial to the ability of the Indemnifying Party to defend), but not otherwise. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

          4.8 Transfer or Assignment of Registration Rights. The rights to cause the Corporation to register the Restricted Securities granted to the Stockholders by the Corporation under Sections 4.1 and 4.2 may be transferred or assigned by a Stockholder to a transferee or assignee of any of such Stockholder's Restricted Securities, provided that the Corporation is given written notice by such Stockholder at the time of or within a reasonable time after said transfer or assignment, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned, and provided further that the transferee or assignee of such rights is not deemed by the board of directors of the Corporation, in its reasonable judgment, to be a competitor of the Corporation, and provided further that the transferee or assignee of such rights assumes the obligations of such Stockholder under this Agreement.

          4.9 Rule 144 Requirements. If the Corporation becomes subject to the reporting requirements of either Section 13 or Section 15(d) of the Securities Exchange Act, as amended, the Corporation will use its best efforts to file with the Commission such

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



information as the Commission may require under either of said Sections; and in such event, the Corporation shall use its best efforts to take all action as may be required as a condition to the availability of Rule 144 under the Securities Act (or any successor exemptive rule hereafter in effect). The Corporation shall furnish to any Holder of Restricted Securities upon request a written statement executed by the Corporation as to the steps it has taken to comply with the current public information requirement of Rule 144 or such successor rule.


                                   ARTICLE 5

                      EFFECTIVE DATE AND TERM OF AGREEMENT

          5.1 Effective Date. The effective date of this Agreement shall be the date set forth in the first sentence of this Agreement.

          5.2 Term. Except to the extent provided herein, and except for the right to specific performance specified in Section 6.1 of this Agreement and any other rights arising out of the failure of any party to perform any of its rights under this Agreement, this Agreement shall continue in effect from and after the date set forth in Section 5.1 hereof until the earlier to occur of
(a) the date the Corporation is merged or consolidated into a new or surviving company and the Stockholders own less than a majority of the ordinary voting power to elect directors of the new or surviving company (on a fully-diluted basis), or (b) the date there is a sale of all of the Corporation's capital stock in any transaction or series of related transactions, or (c) the date there is a sale of all or substantially all of the Corporation's assets in any transaction or series of transactions, or (d) the tenth anniversary of this Agreement. Notwithstanding the foregoing, Articles 2 and 3 of this Agreement shall terminate upon the Corporation becoming a Public Company.


                                   ARTICLE 6

                                 MISCELLANEOUS

          6.1 Specific Performance. The failure of any party to perform its obligations hereunder, or the taking of any action by any party which is contrary to, or which will cause any action to be taken by the Corporation which is contrary to, the terms and provisions of this Agreement, shall result in irreparable injury and damage to the other parties, which injury and damage cannot be adequately compensated for by money damages in an action at law. It is therefore agreed that, in addition to any other rights and remedies that any one of the parties may ask, the obligation to each of the other parties shall be enforceable by specific performance and by such other forms of equitable relief as may be deemed appropriate under the circumstances. If any party shall institute an action to enforce its rights against any other party, the prevailing party in such action shall be entitled to such reasonable attorneys' fees as the court may award.

          6.2 Authority. Each of the parties represents and warrants that such party is authorized to enter into this Agreement and to carry out the terms hereof.

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



          6.3 Other Parties. If the Corporation issues any Common Stock to any other person other than pursuant to a Public Offering, the Corporation shall cause the recipient of such Common Stock to execute a counterpart of this Agreement whereby such recipient shall be bound by this Agreement; and whereupon such recipient shall be deemed a "Holder" for all purposes under this Agreement.

          6.4 After-Acquired Shares. All of the provisions of this Agreement shall apply to all the Common Stock now owned or which may be issued or transferred hereafter to a Holder or to its transferees in consequence of any additional issuance, purchase, exchange, reclassification, reorganization, recapitalization, merger, consolidation, stock-split, stock dividend, or which are acquired by a Holder in any other manner.

          6.5 Notice. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (i) upon personal delivery,
(ii) upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid and evidence of delivery and receipt of same, (iii) upon delivery by a nationally recognized overnight courier service with postage and fees prepaid, signature required, addressed to the other party hereto at his address hereinafter shown below his signature or at such other address as such party may designate by ten days' advance written notice to the other party hereto, or (iv) by facsimile transmission and establishment of evidence of receipt of same

                  If to the Corporation, to it at:

                           Alyn Corporation
                           2925 College Avenue
                           Costa Mesa, California 92626
                           Attn:     President
                           Tel:     (714) 641-8021
                           Fax:     (714) 641-9170

                  If to the Original Stockholders:

                           to the addresses set forth next to
                           their names on Schedule "B" hereto

                  If to the Toledano Stockholders:

                           to the addresses set forth next to
                           their names on Schedule "A" hereto

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



                  with copies to:

                           Andromeda Enterprises, Inc.
                           545 Madison Avenue, Suite 800
                           New York, New York  10022
                           Attn:    Udi Toledano
                           Tel:     (212) 750-6410
                           Fax:     (212) 750-5439

                           Battle Fowler LLP
                           75 East 55th Street
                           New York, New York  10022
                           Attn:    Gerald A. Eppner, Esq.
                           Tel:     (212) 856-7000
                           Fax:     (212) 339-9135

                  If to the Kingdon Stockholders:

                           to the addresses set forth next to
                           their names on Schedule "A" hereto

                  If to the Edelson Stockholders:

                           to the addresses set forth next to
                           their names on Schedule "A" hereto

                  and with any notice, a courtesy copy to:

                           Law Offices of Harri J. Keto
                           228 West Main Street
                           Tustin, CA 92680
                           Attn:    Harri J. Keto, Esq.
                           Tel:     (714) 730-6420
                           Fax:     (714) 838-0608


          6.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of laws thereof.

          6.7  Section  Headings.   The  section  headings  contained  in  this
Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          6.8 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which when taken together shall constitute but one and the same instrument.

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



          6.9 Effective Date. This Agreement shall not be binding upon any of the signatories hereto unless and until it has been executed by all of the entities or persons whose signature is provided for herein.

          6.10 Entire Agreement. This Agreement contains the entire agreement between the parties thereto and supersedes all prior agreements and undertakings between the parties hereto relating to the subject matter thereof.

          6.11 Further Assurances. Each of the parties agrees, at its own cost and expense, to execute and deliver such documents, instruments and agreements as may be reasonably necessary for the purpose of more fully and finally effecting the transactions contemplated hereby.

          6.12 Amendments and Waiver. This Agreement may not be amended, modified, or discharged, nor may any of its terms be waived, except by an instrument in writing signed by holders of not less than sixty six and two-thirds percent (66 2/3%) of voting shares of the Corporation, provided that such amendment not signed by a party hereto shall not reduce such party's rights or increase such party's obligations. The waiver of any breach of any term or condition hereof or of any default under any provision hereof shall not be deemed to constitute a waiver of any other term or condition hereof or of any subsequent breach or default of any kind or nature.

          6.13 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective executors, administrators, successors and assigns.

          6.14 Severability. If any of the provisions of this Agreement shall be held by a court of competent jurisdiction to be void or unenforceable, the balance of the provisions of this Agreement shall remain in effect and be enforced so as to give effect as nearly as possible to the intentions of the parties hereto.

          6.15 Limited Indemnification. Robin Carden agrees to indemnify and hold harmless the Toledano Group, the Kingdon Group and the Edelson Group, from and against any and all liabilities, damages, losses, or claims (including, but not by way of limitation, counsel and other fees, costs and expenses to the defense thereof) in connection with, related to, or arising from any sale or other disposition or purchase, or other acquisition of any of the shares of Common Stock or any other equity securities of the Alyn Corporation, a California corporation, by any person other than a Stockholder; provided, however, that the foregoing indemnification shall not apply to (i) any sale, disposition, purchase or other acquisition in connection with or subsequent to, an initial public offering of any of the shares of Common Stock or any other equity securities of the Corporation subsequent to the Merger; or (ii) any sale of securities by the Corporation in connection with any equity financing of the Corporation subsequent to the Merger.

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


          IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the day and year first above written.



                                  CORPORATION:



                                  ALYN CORPORATION


                                  By:      /s/ Robin A. Carden
                                           -------------------

                                           Name:  Robin Carden
                                           Title: President


                                  ORIGINAL STOCKHOLDERS:

                                  /s/ Robin A. Carden
                                  -----------------------------
                                  Robin Carden


                                  /s/ Art Liang
                                  -----------------------------
                                  Art Liang


                                  /s/ Charles Rosenblum
                                  -----------------------------
                                  Charles Rosenblum


                                  /s/ Walter Menetrey
                                  -----------------------------
                                  Walter Menetrey

C/M:  11458.0002 356505.6

          IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the day and year first above written.



                              TOLEDANO STOCKHOLDERS:



                              /s/ Udi Toledano
                              -------------------------------------------------
                              * Udi Toledano
                              Pro se and as Attorney-in-Fact


                              *
                              -------------------------------------------------
                              Stephen Balog


                              *
                              -------------------------------------------------
                              Rosalie Balog


                              *
                              ------------------------------------------------
                              Gary Escandon


                              *
                              ------------------------------------------------
                              Stephanie Escandon



                              Frontier PTY Limited, Trustee for Frontier Trust

                              By:  *
                                   -------------------------------------------



                               First Pacific Capital


                                By: *
                                    -------------------------------------------


                                *
                                -----------------------------------------------
                                Fred S. Fraenkel

C/M:  11458.0002 356505.6

          IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the day and year first above written.





                              *
                              -------------------------------------------------
                              Herbert Turk


                              *
                              -------------------------------------------------
                              Edith Turk


                              *
                              -------------------------------------------------
                              Janet Toledano


                              *
                              -------------------------------------------------
                              James M. Stuart Jr.


                              *
                              -------------------------------------------------
                              James M. Stuart Jr., John E. Stuart, Trustees U/A Dated May 1, 1987 F/B/O John E. Stuart


                              *
                              -------------------------------------------------
                              James M. Stuart Jr., Trustee U/A Dated January
                              1, 1989 F/B/O Mary E. Stuart


                              *
                              -------------------------------------------------
                              Steve Hourigan


                              Bergen Enterprises Corp.


                              By: *
                                  ---------------------------------------------


                              *
                              -------------------------------------------------
                              Janet Toledano, Trustee U/A Dated 9/2/93 F/B/O Alexander & Anna Toledano

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


          IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the day and year first above written.





                                  *
                                  --------------------------------------------
                                  Judith Green


                                  *
                                  --------------------------------------------
                                  Stephanie Bier Toledano


                                  *
                                  --------------------------------------------
                                  Gideon Toledano


                                  *
                                  --------------------------------------------
                                  Robert Lax


                                  *
                                  --------------------------------------------
                                  Jennifer Thompson


                                  *
                                  --------------------------------------------
                                  Rachel Turk Balter


                                  *
                                  --------------------------------------------
                                  Miriam Turk

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


          IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the day and year first above written.



                                   KINGDON STOCKHOLDERS:

                                   Kingdon Associates, L.P.


                                   By: /s/ M. Kingdon
                                       ----------------------------------------


                                   Kingdon Partners, L.P.


                                   By: /s/ M. Kingdon
                                       ----------------------------------------



                                   M. Kingdon Offshore NV


                                   By: /s/ M. Kingdon
                                       ----------------------------------------

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


          IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the day and year first above written.



                                    EDELSON STOCKHOLDERS:

                                    Edelson Technology Partners III


                                    By: /s/ Harry Edelson
                                        ---------------------------------------

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



                                  EXHIBIT 1.1

                                 Loan Agreement

                             See Attached Page(s).

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



                                   SCHEDULE A

                   Toledano, Kingdon and Edelson Stockholders

                             See Attached Page(s).

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



                                   SCHEDULE B

                             Original Stockholders

                             See Attached Page(s).

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